EXIBIT 99.1



FOR IMMEDIATE RELEASE


CONTACTS:

Paul Looney, CEO and Chairman                              Jennie Kim
BioSphere Medical, Inc.                                    MS&L
781-681-7920                                               212-213-7123
plooney@biospheremed.com                                   jennie.kim@mslpr.com
------------------------

Robert Palladino, CFO
Biosphere Medical, Inc.
781-681-7925
bpalladino@biospheremed.com



     FDA CLEARS DEVICE THAT OFFERS NEW HOPE FOR WOMEN WITH UTERINE FIBROIDS

              NEW TECHNOLOGY BLOCKS FIBROID GROWTH WITHOUT SURGERY

ROCKLAND, MA - November 25, 2002 --NASDAQ:BSMD --There is good news for the millions of American women of reproductive age who suffer from symptomatic uterine fibroids. BioSphere Medical (TM), Inc. announced today that the U.S. Food and Drug Administration (FDA) has cleared Embosphere(R) Microspheres for use in treating symptomatic uterine fibroids. Embosphere(R) Microspheres are miniature beads used to block the growth of fibroids found in the uterus by cutting off their blood supply using a procedure called uterine fibroid embolization (UFE). BioSphere Medical's Embosphere(R) Microspheres are the first and only device to receive clearance from the FDA for this indication.

UFE is a non-surgical, uterus-sparing procedure in which tiny microspheres are injected into blood vessels to cut off the blood supply to fibroids. During U.S. clinical trials with 182 women, Embosphere (R) Microspheres were shown to provide substantial improvement in major symptom categories including pain, excessive bleeding and bulk symptoms. These improvements were similar to those experienced by a group of patients treated in parallel by hysterectomy, the current gold standard treatment for uterine fibroids. The study also showed that significant adverse events were rare in the UFE group and overall adverse events were fewer, in number and severity, than the hysterectomy group. At six months follow-up, the size of the fibroids and uteri decreased substantially amongst the UFE treated group. More than 90% of the patients treated with UFE reported being satisfied with the procedure.

"This is a very important step in the development of this therapy as an alternative to hysterectomy." said James Spies M.D., Associate Professor of Radiology at Georgetown University Hospital in Washington DC. "This decision by the FDA clears Embosphere(R) Microspheres for UFE thereby enabling uterine fibroid embolization to serve as an alternative to hysterectomy, which is the standard therapy for symptomatic fibroids. The scientific data from the comparative study supporting this application will likely be a key to the acceptance of this therapy among gynecologists and insurers, and this is likely to help make this treatment available to more women."

"Today, hysterectomy is often the treatment for symptomatic uterine fibroids - almost half of the 600,000 hysterectomies performed in the U.S. each year are for fibroids," said noted gynecologist Dr. Linda Bradley, Director of Hysteroscopic Services at the Cleveland Clinic Foundation, "This clearance gives women and their health care providers a much needed, uterus-sparing option. UFE with Embosphere(R) Microspheres has been clinically proven to block the blood supply to fibroids, reducing or eliminating painful symptoms."

"BioSphere Medical is pleased that the FDA has granted Embosphere(R) Microspheres clearance for UFE because the Company is committed to increasing and improving uterus-sparing treatments available to women with symptomatic fibroids," said Paul A. Looney, Chairman and CEO of BioSphere Medical. "This clearance permits Biosphere Medical to begin increasing awareness in the U.S. of the importance of managing uterine fibroids. It is an important step in enabling patients to be fully aware of their treatment options."

Looney continued, "BioSphere Medical's Embosphere(R) and EmboGold(R) microspheres are the most widely used spherical embolic for many indications from brain tumors to liver tumors. They represent the latest technology in embolotherapy for tumor management."

Uterine fibroids are common benign tumors that grow from the muscular wall of the uterus. Fibroids may cause heavy bleeding, pelvic discomfort, pelvic disfigurement, anemia, and create pressure on other organs. According to a recent survey conducted by the Society of Interventional Radiology (SIR), 57 percent of women surveyed with fibroids ranked them as "highly problematic." And, one in five women with fibroids experiences symptoms that can become so severe and debilitating that her everyday life is greatly impacted.

CLINICAL STUDY SHOWS VALUE OF UFE
A multi-centered, controlled U.S. clinical trial was conducted that involved 182 patients. Analysis of the data, which compared women treated with the UFE procedure to those who underwent hysterectomy, indicated the following:

     o Greater than 85% of the UFE patients demonstrated a reduction in excessive menstrual bleeding at six month follow-up

     o Better than 75% of the patients treated with UFE reported a reduction in pelvic pain and discomfort o 99% of the patients were discharged from the hospital within 24 hours whereas the hysterectomy group averaged a stay of 2.3 days

     o UFE patients returned to daily activities more than three times faster than those who underwent hysterectomy


"It is important for women to talk to their gynecologists or family physicians about uterine fibroids to determine the best treatment plan. In fact, data suggests that as many as one-third of women who have hysterectomies each year do so without discussing potential alternatives with their doctors," said Dr. Bradley. "Early diagnosis and close monitoring benefit women because it increases the number of treatment options available before hysterectomy is the only solution."

NON-SURGICAL  UTERUS-SPARING OPTION
UFE is a catheter-based procedure performed by an interventional radiologist. It has an extensive history and was first described in 1995 by Jean-Jacques Merland and his colleagues at Hopital Lariboisiere in Paris, France. During the procedure, a small incision is made in the groin and a catheter is guided into the uterine arteries. Embosphere(R) Microspheres are injected via the catheter into the blood vessels that feed the fibroids. Over time, the lack of nourishing blood causes the fibroids to shrink.

NEW "FIBROID BLOCKER"
Embosphere(R) Microspheres are round, hydrophilic beads made of an acrylic co-polymer. The smooth round surface of the beads prevents clumping within the catheter and the blood vessels, promoting ease and accuracy of delivery. In addition, the elasticity of the microspheres facilitates passage through small delivery systems.

The FDA cleared BioSphere Medical's Embosphere(R) Microspheres for use with hypervascularized tumors and vascular malformations in April 2000. They have an extensive clinical history. BioSphere Medical's microsphere products have been used in more than an estimated 15,000 UFE procedures worldwide and over 30,000 embolization procedures worldwide have utilized BioSphere Medical's microsphere products according to company estimates.

ABOUT THE COMPANY
BioSphere Medical(TM), Inc., based in Rockland, Massachusetts, is a medical device company focused on the management of tumors and vascular malformations by occluding their blood supply. The company is pioneering the use of patented and proprietary bio-engineered microspheres as a new class of embolic. BioSphere Medical's lead products, Embosphere(R) Microspheres and EmboGold(R) Microspheres, have been previously cleared by the FDA for the treatment of hypervascularized tumors and vascular malformations and Embosphere(R) Microspheres has been cleared for use in Uterine Fibroid Embolization. BioSphere Medical has received CE Mark approval in the European Community and approvals various other, foreign countries which allow the company to sell Embosphere(R) Microspheres and EmboGold(R) Microspheres for use in general embolization procedures, including uterine fibroid embolization. For additional information about BioSphere Medical, see the company's website at www.biospheremed.com.

Cautionary Statement Regarding Forward-Looking Statements - This press release and the Company's web site contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the timing and outcome of the Company's regulatory approval efforts and the market opportunity for Embosphere Microspheres for UFE. The Company uses words such as "plans," "seeks," "projects," "believes," "may," "anticipates," "estimates," "should'" and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company's control and are difficult to predict. These important factors include, without limitation, risks relating to the failure of Terumo to successfully market and sell the company's products, the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products; to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere Microspheres and EmboGold Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; to provide patent and other proprietary protection for the Company's products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products; general economic conditions; as well as those risk factors detailed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed by the Company with the Securities and Exchange Commission and other periodic reports filed with the Commission. In addition, the forward-looking statements included in this press release represent BioSphere Medical's estimates as of the date of this release. BioSphere Medical anticipates that subsequent events and developments will cause its estimates to change. However, while BioSphere Medical may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BioSphere Medical's estimates or views as of any date subsequent to the date of this release.